Registration No. 333-213698

As filed with the Securities and Exchange Commission on March 6, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment 3

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLANCY CORP.

(Exact name of registrant as specified in its charter)

Nevada	2840	30-0944559
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

str. Vizantiou 28, Strovolos,

Lefkosia, Cyprus, 2006

office@corpclancy.com

+35722000341

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Business Filings Incorporated

701 S. Carson Street, Suite 200

Carson City, NV  89701

Tel: 800-981-7183

 (Address, including zip code, and telephone number, including area code, of agent for service)

Attorney

THE MINTZ FRAADE LAW FIRM, P.C.

271 Madison Avenue, 12th Floor

New York, NY 10022, United States

Tel. +1 212 486 2500

apf@mintzfraade.com

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: -

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: -

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: -

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of «large accelerated filer», «accelerated filer» and «smaller reporting company» in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	-	Accelerated filer	-
Non-accelerated filer	-	Smaller reporting company	x

(Do not check if a smaller reporting company)

	CALCULATION OF REGISTRATION FEE
Securities to be	Amount To Be	Offering Price Per	Aggregate Offering	Registration
Registered	Registered	Share (1)	Price	Fee
Common Stock:	2,000,000	$0.04	$80,000	$8.06

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION  8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS

CLANCY CORP.

2,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the «Maximum Offering») of common stock, $0.04 par value, by Clancy Corp., a Nevada company («we», «us», «our», « Clancy Corp.», «Company» or similar terms»). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the Securities and Exchange Commission («SEC») and will continue for 12 months (365 days). We will pay all expenses incurred in this offering. We are an «emerging growth company» under applicable SEC rules and will be subject to reduced public company reporting requirements. We are not a «shell company» within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

The offering of the 2,000,000 shares is a «best efforts» offering, which means that our sole officer and director will use her best efforts to sell the shares and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.04 per share for the duration of the offering. In the case if all of the offered shares are sold the Company will receive an amount $80,000 from this offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Clancy Corp. is not a BLANK CHECK company. We have no plans, arrangements, commitments or understandings to engage in a merger or acquisition with an unidentified company or companies, or other entities or persons.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority («FINRA») to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our shares of stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading «Risk Factors» beginning on page 9 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is March 6, 2017.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.

Until ____________, 2016 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as «may», «should», «expects», «plans», «anticipates», «believes», «estimates», «predicts», «potential» or «continue» or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled «Risk Factors» that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the «Company», «we», «our», «us» or « Clancy Corp.» refer to Clancy Corp. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the «Risk Factors» section, the financial statements, and the notes to the financial statements.

Our Company

Clancy Corp. was incorporated on March 22, 2016, under the laws of the State of Nevada, for the purpose of the production and sale of handcrafted soap.

We are a newly created company that has realized limited revenues with a net loss of $8,115 as of January 31, 2017. To date we have raised $2,000 through the issuance of 2,000,000 shares of common stock to our sole officer and director. Proceeds from the issuance have been used for working capital. The Company's principal offices are located at str. Vizantiou 28, Strovolos, Lefkosia, Cyprus, 2006. Our telephone number is +35722000341.

We are in the early stages of developing our plan to distribute handcrafted soap, including cold process soap, hot process soap, liquid soap and transparent soap. To the date of this filing we have $2,500 revenues. Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our handcrafted soap production business by establishing our office, developing our website, attempting to enter into supply agreement with prospective distributor of handcrafted soap products, engage in advertising and marketing activities and hire some workers (See «Business of the Company» and «Plan of Operations»).

The reasoning of our sole officer and director to take the Company public is based on her subjective belief that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the «Exchange Act»), which provides investors with updated material information about the Company and the ability of the Company's investors to resell securities through the facilities of the securities markets, assuming the Company finds a market maker in order to have its shares of common stock quoted on the OTC Bulletin Board or the OTCQX tier of the OTC Markets. Our sole officer and director believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of a director's exposure to possible legal claims.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officer and sole director, developing our website, rent of our office in Cyprus. We received our initial funding of $2,000 from our sole officer and director, Iryna Kologrim, who purchased 2,000,000 shares of our common stock for the same $2,000.

Our financial statements as of January 31, 2017 report $2,500 in revenues and net loss of $8,115.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an «emerging growth company» within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not «emerging growth companies» including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see «RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN EMERGING GROWTH COMPANY AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS» on page 12 of this prospectus.

We are not a «shell company» within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be responsible for selling shares under this offering and no commission will be paid on any sales. She will utilize this prospectus to offer the shares to friends, family and business associates.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority («FINRA») for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

Under U.S. federal securities legislation, our common stock will be «penny stock». Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the «penny stock» rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Securities offered:	2,000,000 shares of our common stock, par value $0.001 per share.
Offering price:	$0.04
Duration of offering:	The 2,000,000 shares of common stock are being offered for a period of 12 months (365 days).

Net proceeds to us:	$80,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 16.
Market for the common.

There is no public market for our shares. Our common stock is not traded on any stock: exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority («FINRA») for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	2,000,000
Shares outstanding after offering:	4,000,000 (assuming all the shares are sold)
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See «Risk Factors» beginning on page 9.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from March 22, 2016 (Inception) to July 31, 2016 and unaudited financial statements as of January 31, 2017. Our working capital as at January 31, 2017 was deficit $7,079.

July 31, 2016 ($)
Financial Summary (Audited)
Cash and Deposits	1,527
Total Assets	1,527
Total Liabilities	728
Total Stockholder's Equity	799
Accumulated From March 22, 2016 (Inception) to July 31, 2016 ($)
Statement of Operations
Revenue	-
Cost of Sales	-
Gross Profit	-
Total Expenses	1,201
Net Loss for the Period	(1,201)
Net Loss per Share	(0.03)
January 31, 2017 ($)
Financial Summary (Unaudited)
Cash and Deposits	2,775
Total Assets	4,944
Total Liabilities	11,059
Total Stockholder's Deficit	(6,115)
Six months ended January 31, 2017 ($)
Statement of Operations
Revenue	2,500
Cost of Sales	104
Gross Profit	2,396
Total Expenses	9,310
Net Loss for the Period	(6,914)
Net Loss per Share	(0.00)

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.          the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b.         the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.          the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d.         the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•                        A requirement to have only two years of audited financial statements and only two years of related MD&A;

•                        Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•                        Reduced disclosure about the emerging growth company's executive compensation arrangements; and

•                        No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an «emerging growth company».

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the «Securities Act») for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a «large accelerated filer» as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

We have limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on March 22, 2016 and to date, have been involved primarily in organizational activities, rent of our office in Cyprus and obtaining financing. Accordingly we have limited track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a start-up company, which sells handcrafted soap products. As of January 31, 2017, we had accumulated loss of $8,115. Internet-based wholesale companies selling products of third parties often fail to achieve or maintain successful operations, even in favorable market conditions. There is a risk that we will not be successful in our activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

The sole officer and director of the Company, currently devotes approximately 10 to 20 hours per week to Company matters. She does not have any public company experience and is involved in other business activities. The Company's needs could exceed the amount of time or level of experience she may have. This could result in her inability to properly manage Company affairs, resulting in our remaining a start-up company with limited revenues.

Our sole officer and director is not required to work exclusively for us and does not devote all of her time to our operations. Therefore, it is possible that a conflict of interest with regard to her time may arise based on her employment by other companies. Her other activities may prevent them from devoting full-time to our operations, which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Iryna Kologrim, our President, will devote between 10 and 20 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our sole officer and director.

In addition, our sole officer and director lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our sole officer and director has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Current management's lack of experience in and with the sale of handcrafted soap means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and director has no prior experience with or ever been employed in a job involving the production and marketing of handcrafted soap. Additionally, our sole officer and director does not have a college or university degrees, or other educational background in a field related to operating a business which produces and sells handcrafted soap. With no direct training in the Internet wholesale business, our sole officer and director may not be fully aware of many of the specific requirements related to operating a website for the sale of handcrafted soap through the Internet. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officer and sole director's future possible mistakes, lack of sophistication, judgment or experience in this industry.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

We depend entirely on Iryna Kologrim, our sole officer and director, for all of our operations. The loss of Mrs. Kologrim would have a substantial negative effect on our company and may cause our business to fail. Mrs. Kologrim has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mrs. Kologrim's services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on sole officer and director. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director beneficially owns 100% of our outstanding common stock. The interests of our officer and director may not be, at all times, the same as that of our other shareholders. Our officer and director is not simply a passive investor but is also the sole executive officer of the Company, and as such her interests may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, her fiduciary duties as officer or as member of the Company's board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Deterioration in general macro-economic conditions, including unemployment, inflation or deflation, consumer debt levels, high fuel and energy costs, uncertain credit markets or other recessionary type conditions could have a negative impact on our business, financial condition, results of operations and cash flows.

Deterioration in general macro-economic conditions would impact us through (i) potential adverse effects from deteriorating and uncertain credit markets (ii) the negative impact on our suppliers and customers and (iii) an increase in operating costs from higher energy prices.

Impact of Credit Market Uncertainty

Significant deterioration in the financial condition of large financial institutions in recent years resulted in a severe loss of liquidity and available credit in global credit markets and in more stringent borrowing terms. Accordingly, we may be limited in our ability to borrow funds to finance our operations. An inability to obtain sufficient financing at cost-effective rates could have a materially adverse effect on our planned business operations and financial condition.

Impact on our Suppliers

Our business depends on maintaining a favorable relationship with our suppliers and on our supplier's ability and/or willingness to sell raw materials to us at favorable prices and terms. Many factors outside of our control may harm this relationship and the ability or willingness of our suppliers to sell us raw materials on favorable terms. One such factor is a general decline in the economy and economic conditions and prolonged recessionary conditions. These events could negatively affect our supplier's operations and make it difficult for it to obtain the credit lines or loans necessary to finance their operations in the short-term or long-term and meet our requirements. Financial or operational difficulties that our suppliers may face could also increase the cost of the raw materials we purchase from the suppliers or our ability to source raw materials from them. In addition, the trend towards consolidation among suppliers as well as the off shoring of manufacturing capacity to foreign countries may disrupt or end our relationship with our suppliers and could lead to less competition and result in higher prices. We could also be negatively impacted if our suppliers experience bankruptcy, work stoppages, labor strikes or other interruptions to or difficulties in the supply of the raw materials we purchase from them.

Impact on our Customers

Deterioration in macro-economic conditions may have a negative impact on our customers' financial resources and disposable income. This impact could reduce their willingness or ability to pay for non-essential items, which results in lower sales for us.

If we cannot produce enough products to satisfy customer demand, our ability to execute our business plan will be adversely affected.

Our customers' needs often require the fulfillment of orders within short periods. As a result, a sudden increase in demand from our customers without a correlative increase in the level of products we are able to produce from raw materials, which are obtained from our suppliers, might prevent us from timely satisfying our customers' demand for products. Because our customers' demand will persist regardless of our ability to meet that demand, our inability to deliver a sufficient quantity of products to satisfy our customers' needs may lead those customers to obtain product elsewhere, which could adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we may not succeed in establishing our products in the market, we may be prevented from acquiring customers and generating revenues.

A significant element of our business strategy, after production, is to build market share by developing our products and establishing our brand name. Currently, we do not have a registered trademark or any other intellectual property. If we cannot develop and establish brand identity, we may fail to build a critical mass of customers required to acquire customers and generate revenues. Promoting and positioning our brand in the marketplace will depend largely on the success of our product development and related sales and marketing efforts, coupled with our ability to provide a consistent, high-quality product. To promote our brand, we expect that we will incur substantial expenses related to advertising and other marketing efforts. If our brand promotion activities fail, our ability to attract new customers and maintain our customer relationships will be adversely affected, and, as a result, our financial condition and results of operations will suffer.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for handcrafted soap being sold through our website. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources fulfill the demands by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business. There are two our main competitors: Vegenero and Trifillaris.

Because consumer preferences change, we will be forced to create innovative products to increase demand for our products.

Our success will depend, in part, upon our ability to develop and introduce different and innovative products. We must also be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. There is no assurance that consumers will ever purchase or continue to purchase our product in the future. Product lifecycles for our brand may be limited to a few years before consumers' preferences change. The industry of cosmetics is subject to changing consumer preferences, and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product and packaging initiatives. We also may be unable to penetrate new markets. If our revenues decline, our business, financial condition, and results of operations will be adversely affected.

Because our principal assets are located outside of the United States, and Iryna Kologrim, our sole director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. Federal Securities Laws against us and/or Ms. Kologrim, or to enforce a judgment rendered by a United States court against us or Ms. Kologrim.

 An investor’s legal remedy may be affected based upon where the investor purchases a security. Accordingly, an investor may not be able to bring an action against Ms. Kologrim pursuant to United States federal securities laws, if no equivalent remedy exists pursuant to the laws of Cyprus. For securities purchased in the United States, they may be foreclosed to certain legal remedies which are available to private plaintiffs in Cyprus courts. As a result of Ms. Kologrim’s residence outside the United States, it may not be possible for investors to effect service of process within the United States upon Ms. Kologrim. In addition, it may not be possible for investors to enforce against Ms. Kologrim judgments obtained in United States courts, regardless of whether investors seek to enforce the judgments in United States courts or Cyprus courts. This includes judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. Furthermore, it may be difficult for an investor to bring an original action in a Cyprus court to enforce against Ms. Kologrim liabilities based upon the United States federal securities laws.

The costs and expenses of initiating and litigating an action in a foreign jurisdiction may be cost prohibitive for most investors. In addition, if the SEC determines to utilize its law enforcement powers in an SEC action against Ms. Kologrim for any alleged wrongdoing or fraud, it may not lead to investors receiving funds to redress any losses which may be incurred.

Our assets are located outside of the United States. Therefore, they will be outside of the jurisdiction of United States courts to administer, if we become subject to an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were located within the United States and subject to United States bankruptcy laws.

RISKS RELATING TO OUR COMMON STOCK

The Offering Price of our Shares is arbitrary.

The offering price of our shares has been determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value.

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a «penny stock». The effective result is that fewer purchasers are qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

Because there are no minimum proceeds the Company can receive from its offering of 2,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 2,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling a number of the shares, we may have to seek alternative financing to implement our business plans and you may suffer a dilution to, or lose, your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our sole officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that she will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired her shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.001 you pay for them.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the «Use of Proceeds» section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

The Company has a lack of dividend payments.

The Company has paid no dividends in the past and has no plans to pay any dividends in the foreseeable future.

We may, in the future, issue additional common stock, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 2,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 73,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $9,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an «emerging growth company» as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not «emerging growth companies» including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an «emerging growth company» .We will remain an «emerging growth company» for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a «large accelerated filer» as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an «emerging growth company,» we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not «emerging growth companies,» including Section 404 of the Sarbanes-Oxley Act.

We are not a «shell company» within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

We are an «emerging growth company» and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an «emerging growth company,» as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, «emerging growth companies» can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not «emerging growth companies.»

We are not a «shell company» within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of who are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a «controlling interest» which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, the control share law does not govern their shares.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and «interested stockholders» for three years after the «interested stockholder» first becomes an «interested stockholder», unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an «interested stockholder» is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term «business combination» is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

USE OF PROCEEDS

Our public offering of 2,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold
Gross Proceeds from this Offering(1):	$20,000	$40,000	$60,000	$80,000
Legal and Accounting fees	$9,000	$9,000	$9,000	$9,000
Website development	$1,500	$3,000	$4,000	$5,000
Marketing and Advertising	$2,000	$4,000	$6,000	$7,000
Establishing an office	$1,500	$2,000	$4,500	$6,000
Raw materials	$5,000	$13,100	$20,900	$25,300
Equipment	$1,000	$3,500	$6,000	$8,500
Salary	$0	$5,400	$9,600	$19,200
TOTALS	$20,000	$40,000	$60,000	$80,000

Please see a detailed description of the use of proceeds in the «Plan of Operation» section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

We have determined the offering price of the 2,000,000 shares being offered arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 2,000,000 shares is fixed at $0.04 per share. This price is significantly higher than the $0.001 price per share paid by Iryna Kologrim, our President and a Director, for the 2,000,000 shares of common stock she purchased on July 25, 2016.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of January 31, 2017, the net tangible book value of our shares of common stock was deficit $6,115 or $0.0031 per share based upon 2,000,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold
Price per share	$0.001
Net tangible book value per share before offering	$(0.0031)
Net tangible book value per share after offering	$0.0162
Increase to present stockholders in net tangible book value per share after offering	$0.0193
Capital contributions	$80,000
Number of shares outstanding before the offering	2,000,000
Number of shares after offering held by existing stockholders	2,000,000
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.04
Dilution per share	$0.0238
Capital contributions	$80,000
Percentage of capital contributions	97.5%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	50%

The computation of the dollar amount of dilution per share in this scenario is based upon the Gross Proceeds from this Offering $80,000 less Legal and Accounting fees of $9,000 less Stockholder’s Deficit of $6,115 resulting in a net tangible book value of $64,885 or $0.0162 per share, resulting in a dilution of $0.0238 for new shareholders.

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.04
Dilution per share	$0.0272
Capital contributions	$60,000
Percentage of capital contributions	96.67%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	37.5%

The computation of the dollar amount of dilution per share in this scenario is based upon the Gross Proceeds from this Offering $60,000 less Legal and Accounting fees of $9,000 less Stockholder’s Deficit of $6,115 resulting in a net tangible book value of $44,885 or $0.0128 per share, resulting in a dilution of $0.0272 for new shareholders.

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.04
Dilution per share	$0.0317
Capital contributions	$40,000
Percentage of capital contributions	95%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	25%

The computation of the dollar amount of dilution per share in this scenario is based upon the Gross Proceeds from this Offering $40,000 less Legal and Accounting fees of $9,000 less Stockholder’s Deficit of $6,115 resulting in a net tangible book value of $24,885 or $0.0083 per share, resulting in a dilution of $0.0317 for new shareholders.

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.04
Dilution per share	$0.038
Capital contributions	$20,000
Percentage of capital contributions	90%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	12.5%

The computation of the dollar amount of dilution per share in this scenario is based upon the Gross Proceeds from this Offering $20,000 less Legal and Accounting fees of $9,000 less Stockholder’s Deficit of $6,115 resulting in a net tangible book value of $4,885 or $0.002 per share, resulting in a dilution of $0.038 for new shareholders.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of January 31, 2017, there were 2,000,000 shares of our common stock issued and outstanding those are held by one stockholder of record and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing «Acquisition of Controlling Interest». This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires «control shares» whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A «control share acquisition» is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of «Issuing Corporations» as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada «Combination with Interested Stockholders Statute» may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an «interested stockholder» and a resident domestic Nevada corporation from entering into a «combination», unless certain conditions are met. The statute defines «combination» to include any merger or consolidation with an «interested stockholder,» or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an «interested stockholder» having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An «interested stockholder» means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a «combination» within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 2,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company's selling efforts in the offering, Iryna Kologrim will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the «safe harbor» provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the «Exchange Act»). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Iryna Kologrim is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Iryna Kologrim will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Iryna Kologrim is not, and has not been within the past 12 months, a broker or dealer, and she has not been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Iryna Kologrim will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Iryna Kologrim will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will not agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share. Our investors will be solicited exclusively through personal contacts.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.04 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 12 months (365 days). At the discretion of our board of director, we may discontinue the offering before expiration of the 12-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in «penny stocks» as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate her investment. Any broker-dealer engaged by the purchaser for the purpose of selling her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock,

(i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On March 22, 2016, the Company was incorporated under the laws of the State of Nevada, USA for the purpose of handcrafted soap production. The Company has specific business plan and is planning to order all raw materials from China to start its operation in the nearest future. The soap itself will be 100% organic and environment friendly. The Company also has a database of different kind ingredients for soap production, which gives the company an opportunity to expand variety offered products.

Iryna Kologrim has served as our President, Treasurer and as a Director, from March 22, 2016, until the current date. Our board of directors is comprised of one person: Iryna Kologrim.

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. On July 25, 2016, Iryna Kologrim, our President and a Director purchased an aggregate of 2,000,000 shares of common stock at $0.001 per share, for aggregate proceeds of $2,000.

IN GENERAL

We were incorporated on March 22, 2016 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have made purchase of equipment and we rent our office in Cyprus. By condition of the Lease Agreement we shall pay to Landlord monthly rent fee of $300 per month and for the total first year the amount of $3,600 has to be paid. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We are not a «shell company» within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and director, engaging in market research, rent of our office in Cyprus and entering into supply agreement. We received our initial funding of $2,000 from our sole officer and director who purchased 2,000,000 shares of common stock at $0.001 per share.

We have a goods sales contract between Clancy Corp. and Afrodita Co dated September 15, 2016 that shall be ended upon last order or in the period of one year, unless the parties agree otherwise. In accordance to this contract Seller should receive from Buyer payment in accordance to the invoice to each order of Goods from the date of signing this Contract by the Parties. Buyer agreed to accept the Goods in Seller’s office. Our goods sales contract filed as exhibit 10.4.

Our financial statements as of January 31, 2017 report $2,500 revenues and net loss of $8,115.

We intend to use the net proceeds from this offering to develop our business operations. To fully implement our plan of operations we require a minimum funding of $20,000 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $9,000 of additional funding to pay for SEC filing requirements. Iryna Kologrim, our President and a Director, has agreed to loan the Company funds, however, she has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. The Company's principal offices are located at str. Vizantiou 28, Strovolos, Lefkosia, Cyprus, 2006. The monthly rent fee is $300 per month from 1st day of September 2016 till 1st day of September 2017.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) market research related to handcrafted soap products, and (iv) entering into supply agreements and rent of our office in Cyprus.

INITIAL FOCUS OF OUR BUSINESS

We produce our product in Cyprus and we have signed a contract with Hodm Professionals Limited, based in China, and we are ordering from them our equipment and raw materials for handcrafted soap production. We are also considering other firms as well for this work. We decided to use natural ingredients as an alternative to the synthetic ingredients prevalent in personal care products today. We intend to establish formulations using fresh, pure, and safe ingredients that appeal to people.

Our products are inspired by many growing trends. Most specifically consumers seeking new, intriguing formulations, which promote well-being either through the principles of natural therapy, or simply for the pleasure of natural aromas, which the product will bring. Moreover, there is an increasing awareness among consumers of the benefits in using organic and natural products. Unlike many other companies, our use of natural ingredients will not entail using a small portion of natural ingredients to tout the product as «natural.» Our products are created to support optimal benefit to the users by containing ingredients that make a difference.  We plan to advertise through handcrafted soap trade shows and marketing campaign at the stores of our future customers, distributors and related. We intend to develop and maintain a database of potential customers who may want to purchase handcrafted soap from us. We will follow up with these clients periodically, send them our new catalogues and offer them special discounts from time to time. In future we plan to print flyers and mail them to potential customers. We intend to use marketing methods, such as web advertisements, direct mailing, and phone calls to acquire potential customers

We intend for our products to have the following characteristics:

§ Moisturizing, non-irritating, softening, cleansing and nourishing

§ No synthetic preservatives, colors or fragrances

§ No Sodium Laureth (Lauryl) Sulfate to irritate skin (we use coconut oil to lather)

§ No Petro-chemicals, lanolin or mineral oil

OUR PRODUCTS

Brief History of Our Products

Soap making history goes back many thousands years. The most basic supplies for soap making were those taken from animal and nature; many people made soap by mixing animal fats with lye. Today, soap is produce from fats and an alkali. The cold process method is the most popular soap making process today, while some soap makers use the historical hot process.

In the early beginnings of soap making, it was an exclusive technique used by small groups of soap makers. Over time, recipes for soap making became more widely known. Back then, plant byproducts and animal and vegetable oils were the main ingredients of soap. The price of soap was significantly reduced in 1791 when a Frenchman by the name of LeBlanc discovered a chemical process that allowed soap to be sold for significantly less money.

More than 20 years later, another Frenchman identified relationships between glycerin, fats and acid what marked the beginning of modern soap making. Since that time, there have been no major discoveries and the same processes are used for the soap making we use and enjoy today.

In the mid-nineteenth century, soap for bathing became a separate commodity from laundry soap, with milder soaps being packaged, sold and made available for personal use. Liquid hand soaps were invented in the 1970s and this invention keeps soaps in the public view.

Types of Handcrafted Soap

While the chemical reaction that creates soap is always the same, different types of soaps can be made by different methods, all still relying upon that basic chemical reaction that occurs.

Cold Process Soap

Cold process soap making is the method most often used by soap makers who make soap from scratch. It is called «cold» process because no additional heat is added during the soap making process; however the process itself does generate heat.

Handcrafted soap makers generally pride themselves on their unique recipes, developed to create their signature soaps. Soap ingredients are usually food-quality, natural ingredients starting with a variety of vegetable oils such as olive, coconut, or palm, or purified tallow or lard. To these the soap maker might add specialized oils, nut butters or seed extracts to bring the desired qualities to the finished bar.

Soaps produced via the cold process method are opaque and usually have a creamy feel to the bar. Without any additives that change the color, the soap ranges from white-white to creamy-tan, depending on the oils used in making the soap.

The feel of the lather varies, also dependent upon the oils used to make the soap. The lather can range from tiny, very slippery, long-lasting bubbles (as with pure olive oil soap), to big, fluffy, short-lived bubbles (as with pure coconut oil soap).

The hardness of the bar is determined by the selection of oils, the amount of water used and how long the soap was dried. Cold process soaps will continue to get harder as they age because additional water evaporates out of the soap.

Most cold process soaps are made with a combination of oils, in a recipe developed by the soap maker to create a good lather and hard bar, as well as to provide benefits with additional ingredients.

Hot Process Soap

In hot process soap making, additional heat is applied to the soap mixture. The chemical reaction is the same, but occurs faster than in cold process soap making. Because of the additional heat, the finished soap bar tends to feel smoother to the touch. The hardness of the bar again depends on the selection of oils, amount of water used in the process and length of time allowed for water to evaporate out of the finished bar.

As with cold process soap, the hot process soap is opaque and ranges from white-white to creamy-tan depending on the oils used, although clear soaps can be produced (see «Transparent Soap» below).

The oils determine the type and quality of the lather and other benefits of the soap and other ingredients selected to make the soap.

Transparent Soap

Transparent Soap is made by the hot process method, with some added ingredients and steps in the process to make the soap clear. There are a few highly skilled handcrafted soap makers who produce transparent soap from scratch, but a majority of handcrafted transparent soaps on the market are produced from a ready-made soap base.

«Glycerin» Soap

Glycerin is a by-product of the chemical reaction of the soap making process. In commercial soaps, the glycerin is typically removed, purified and then sold for other uses including food, cosmetics, various industrial production and explosive manufacturing. The method for removing the glycerin from soap is complex and requires considerable equipment and skill. As a result, all handcrafted soaps made from scratch retain the glycerin (and all its beneficial properties) and so are all technically «glycerin soap».

Subsequently, the term «glycerin soap» is somewhat of a misnomer. Most people using the term «glycerin soap» are, in fact, referring to transparent soap.

Ready-Made Soap Bases

Rather than make soap from scratch, some soap makers choose to purchase ready-made soap bases which are melted down, have color, scent or other ingredients added and are then poured into molds.

The benefit to using a ready-made soap base is that the chemical reaction which produces soap has already occurred, making it easier for the handcrafter to craft elegantly and uniquely shaped and colored soaps. Many of the artistic presentations of handcrafted soap can only be created with a ready-made soap base.

A ready-made soap base may be a «true soap» (made via the chemical reaction referred to above) or could include synthetic detergents as all or a portion of its ingredients.

There are some basic recipes we used for production our handcrafted soap:

Handcrafted Honey Soap

▪  0.4 kg block of Honey Melt Base

▪  0.3 ml of Baby Bee Buttermilk Fragrance Oil

▪  0.15 ml of Vanilla White Color Stabilizer

▪  0.15 ml of Stained Glass Citrus Orange Colorant

▪  Honey Comb Bee Soap Molds

Cut up the block of soap into small cubes and add them to a microwave safe bowl or measuring cup. Start by microwaving the soap for 30 seconds.  Stir it up and microwave for 20 seconds at a time until it is completely melted. Do not heat it longer than it needs to melt.  Just make sure there are no longer any lumps of soap before moving onto the next step. Add fragrance, color, and stabilizer and gently stir. Let them set overnight and it is finished.

Mocha Soap

▪  120 ml of coconut oil

▪  120 ml of palm oil

▪  120 ml of palm kernel oil

▪  120 ml of cocoa butter

▪  60 ml of grape seed oil

▪  75 ml of lye (NaOH)

▪  180 ml of double strength coffee

▪  1 tsp of cocoa powder (approximately 1 tsp per half a kilo of soap)

Melt the oils and add lye to double strength coffee. Put some of the melted oils in a separate container — just enough to mix the cocoa powder until it's well dissolved. Add the lye mixture to the oils and mix using a stick blender. At light trace, add the cocoa powder mixture and blend until smooth. Pour into mold, wrap in a blanked and let it sit for 48 hours. Unmold, cut into bars and let cure for at least 4 weeks in a cookie rack in a well-ventilated room.

Milk Soap

▪  350 ml of distilled water

▪  250 ml of milk

▪  150 ml of lye (Sodium Hydroxide)

▪  1,25 l of lard

▪  250 ml of coconut oil

▪  60 ml of fragrance oil

Have prepared molds ready before beginning.  Place the water into a large stainless bowl or pot.  Carefully stir the lye into the water. Allow the water/lye mixture to cool to 85 degrees.  This can take an hour or more.  When the mixture is cool add the cold milk, stir. Let cool again to 80 degrees.  While it is cooling, prepare the fat and oil. Warm the Lard and Coconut oil together to 90 degrees. When the Lye mixture is 80 degrees and the fats are 90 degrees you will mix them together. Slowly pour the warm fat/oil mixture into the Lye mixture, stirring all the while.  It is important to pour the fat in a small steady stream while stirring constantly. Stir until the mixture reaches the consistency of honey.  This can take 25-45 minutes. Add the fragrance, slowly stirring in until mixed thoroughly just before pouring into the mold/molds. Remove the soap from the molds, cut into bars and lays the bars or stack them in such a way that air can circulate around them.  Place them in an out of the way place to age for 4-6 weeks. Now the soap is ready to use.

Development, Production and Distribution

Our officer and director, Iryna Kologrim, has developed a number of handcrafted soap products, based in part on the above ingredients, using a unique blend of different raw materials. We consider these formulations unique; however, we have no patents pending for our formulations. Our products, while largely formulated with the base of unique ingredients, are still in the development phase. We are currently in the process of finalizing our product formulations.  We intend to sample each finalized product and complete the process of choosing all the peripheral items involved in the production and marketing process, including: the shape and size of the product containers; the types of caps; the packaging; the logo and label designs; and unit cartons. We intend to use Hodm Professionals Limited to handle our packaging design. In prestige markets, more than any other, the package is the product. We are in negotiations with Hodm Professionals Limited for various pricing and decorative options for product presentation.

We are planning to develop our online store for distribution the soap. We are in the process of defining the launch schedule and the promotional events that will surround it. We expect our products to be available on the website once we start our significant operations and obtain customers, although a definitive launch date has yet to be determined.  Following our online launch, we intend to locate and negotiate with distributors to develop additional channels for our product.

COMPETITION

Among all the brands found in this industry, we consider our closest competitors to be Vegenero and Trifillaris is a natural line that reflects our product concept and closely resembles our proposed product line. The concept and creation of the Vegenero and Trifillaris product line, like ours, is an extrapolation on the benefits of the antioxidants, polyphenols, and organic and natural ingredients. The advantage of Vegenero and Trifillaris over our proposed product in the marketplace at this time is twofold: (a) they have been on the market for over a decade and have grown to be a global brand with distribution outlets all over the world; and (b) they serve a larger target audience with a lower price point than we anticipate.

The prime difference between Vegenero or Trifillaris and our proposed product line is expected to be based on the market segment and Certified Organic quality of ingredients that will be included in our products. Therefore, the containers are key to our products' success as well. Further, our brand will use only the highest quality USDA Certified Organic ingredients available, including extracts, producing a highly concentrated preparation of antioxidant polyphenols. We are also using our own uniquely innovative raw materials derived from Certified Organic farmers in China, to process as opposed to only using commercially available raw materials. Our product line will also be packaged in high quality containers with inviting labels, versus the lesser quality plastic tubes and bottles used by Hodm Professionals Limited. We believe these same characteristics, Certified Organic, quality ingredients, and decorative containers, will also help us stand out in the prestige market.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that any existing or probable government regulation on our business, including any applicable export or import regulation or control imposed by China or Cyprus will have a material impact on the way we conduct our business.

PATENTS, TRADEMARKS AND COPYRIGHTS

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

FACILITIES

We currently rent our physical property in Cyprus: our office. Our current business address is str. Vizantiou 28, Strovolos, Lefkosia, Cyprus, 2006. Our telephone number is +35722000341. This location serves as our primary office for planning and implementing our business plan. Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus. Our sole officer and director, Iryna Kologrim, is an independent contractor to the Company and currently devotes approximately from 10 to 20 hours per week to company matters. After receiving funding, Iryna Kologrim plans to devote as much time to the operation of the Company as she determines is necessary for her to manage the affairs of the Company. As our business and operations increase, we will assess the need for full time management and administrative support personnel.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the «specialist» common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of January 31, 2017 the Company had 2,000,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are «forward-looking» statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $2,775 as of January 31, 2017. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year's time. As of January 31, 2017 we had $2,500 revenue.

There is no assurance we will ever reach the stage to obtain additional capital to pay our bills. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold
Gross Proceeds from this Offering(1):	$20,000	$40,000	$60,000	$80,000
Legal and Accounting fees	$9,000	$9,000	$9,000	$9,000
Website development	$1,500	$3,000	$4,000	$5,000
Marketing and Advertising	$2,000	$4,000	$6,000	$7,000
Establishing an office	$1,500	$2,000	$4,500	$6,000
Raw materials	$5,000	$13,100	$20,900	$25,300
Equipment	$1,000	$3,500	$6,000	$8,500
Salary	$0	$5,400	$9,600	$19,200
TOTALS	$20,000	$40,000	$60,000	$80,000

During the first stages of our growth, our director will provide all of the labor required to execute our business plan at no charge, except we intend to hire a website programmer on a contract basis for three months at an estimated cost of $1,500-$5,000 to develop and test our website, depending upon the success of the offering. If 25% of shares are sold for the gross proceeds of $20,000 we intend to spend $1,500 for a website programmer. If 50% of shares are sold for the gross proceeds of $40,000 we intend to spend $3,000 for a website programmer. If 75% of shares are sold for the gross proceeds of $60,000 we intend to spend $4,000 for a website programmer. Finally if 100% of shares are sold for the gross proceeds of $80,000 we intend to spend $5,000 for a website programmer.

Iryna Kologrim, our president will devote approximately 10 to 20 hours of her time to our operations. Once we begin operations, and are able to attract more and more customers to buy our product, Mrs. Kologrim has agreed to commit more time as required. Because Mrs. Kologrim will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director although there is no such formal agreement in writing. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our product. Our plan of operations is as follows:

Establish Our Office

Month 1-2: Our director will take care of our initial administrative duties. A temporary office in the Cyprus will be established with basic office equipment, which should not exceed $6,000 in expenses, depending upon the success of the offering. We plan to purchase office equipment such as telephones, fax, office supplies, furniture, personal computer and other. If 25% of shares are sold for the gross proceeds of $20,000 we intend to spend up to $1,500 to set up the office. If 50% of shares are sold for the gross proceeds of $40,000 we intend to spend up to $2,000 to set up the office. If 75% of shares are sold for the gross proceeds of $60,000 we intend to spend up to $4,500 to set up the office. If we sell the maximum shares in this offering we will spend up to $6,000 to set up the office. The office will be used for initial communication with supplier and distributors in the Cyprus and hold all related samples and paperwork.

Development of Our Website

Months 2-5: During this period, we intend to develop our website. We plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $1,500-$5,000, depending upon the success of the offering. If 25% of shares are sold for the gross proceeds of $20,000 we intend to spend $1,500 for a website programmer. If 50% of shares are sold for the gross proceeds of $40,000 we intend to spend $3,000 for a website programmer. If 75% of shares are sold for the gross proceeds of $60,000 we intend to spend $4,000 for a website programmer. Finally if 100% of shares are sold for the gross proceeds of $80,000 we intend to spend $5,000 for a website programmer. Updating and improving our website will continue throughout the lifetime of our operations.

Marketing

Months 3-12: We plan to advertise through handcrafted soap trade shows and marketing campaign at the stores of our future customers, distributors and related. We intend to develop and maintain a database of potential customers who may want to purchase handcrafted soap from us. We will follow up with these clients periodically, send them our new catalogues and offer them special discounts from time to time. We plan to print flyers and mail them to potential customers. We intend to use marketing methods, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We intend to spend between $2,000 and 7,000 on marketing efforts during the first year, depending upon the success of the offering. If 25% of shares are sold for the gross proceeds of $20,000 we intend to spend $2,000 for a website programmer. If 50% of shares are sold for the gross proceeds of $40,000 we intend to spend $4,000 for a website programmer. If 75% of shares are sold for the gross proceeds of $60,000 we intend to spend $6,000 for a website programmer. If 100% of shares are sold for the gross proceeds of $80,000 we intend to spend $7,000 for a website programmer. Marketing is an ongoing matter that will continue during the life of our operations.

Hire Workers

Months 5-10: If at least 50% of shares are sold for the gross proceeds of $40,000 we intend to hire one person for half-work day with experience in production of handcrafted soap. In this case worker's salary will be approximately $450 per month. The worker's job would be to help our director with production process, to find new potential customers, and to execute agreements with them to buy our handcrafted soap products. If 75% of shares are sold for the gross proceeds of $60,000 we intend to hire a person for full-work day with salary of approximately $800 per month; and if 100% of shares are sold for the gross proceeds of $80,000 we intend to hire two persons for full-work day with salary of approximately $1,100 per month. Compensation to the workers would be a small salary and commissions on sales. Estimated cost is approximately from $5,400 to $19,200.

SEC FILING PLAN

We intend to become a reporting company in 2016 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

RESULTS OF OPERATIONS

We had $2,500 operating revenues as of January 31, 2017. Our activities have been financed from the sale of common stock to sole officer and director for aggregate proceeds of $2,000. There is no assurance that we will continue to have gross profits from any sales at all.

For the period from inception to January 31, 2017 we incurred operating expenses of $10,511 and no provision for income tax.

LIQUIDITY AND CAPITAL RESOURCES

At January 31, 2017, we had a cash balance of $2,775. Our expenditures over the next 12 months are expected to be approximately $80,000, assuming we sell all shares in this offering.

Based on our current cash position, we will be able to continue operations for approximately 12 months, assuming we do not rise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $80,000, to complete our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to rise sufficient funding from the sale of our common stock to fund our development activities. In the absence of such financing, our business will fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

GOING CONCERN CONSIDERATION

We have generated $2,500 revenues since inception. As of January 31, 2017, the Company had net loss of $8,115. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year-end is July 31, 2016.

Use of Estimates - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

Cash and Cash Equivalents - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents. We had no cash equivalents at January 31, 2017.

Development Stage Entity – The Company decided to early adopt ASU 2014-10, which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Income Taxes - The Company accounts for income taxes under the provisions issued by the FASB, which requires recognition of deferred tax liabilities, and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Income taxes are calculated and accrued for U.S. taxes only. The company does not currently accrue any Cyprus taxes under Cyprus corporate rules. As we become profitable, and have sustained revenue within Cyprus, we may become subject to Cyprus taxes.

Loss Per Common Share - The Company reports net loss per share in accordance with provisions of the FASB. The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of January 31, 2017, there were no common stock equivalents outstanding.

Fair Value Of Financial Instruments - Pursuant to ASC No. 820, «Fair Value Measurements and Disclosures», the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of January 31, 2017. The Company's financial instruments consist of cash. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Impact of New Accounting Standards

The Financial Accounting Standards Board («FASB») periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10, which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Recent Accounting Pronouncements

On Date, The Financial Accounting Standards Board («FASB») issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company has adopted the amendment as of fiscal year ended June 30, 2014.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board ("FASB") which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of March 31, 2015, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer's and director's and their respective ages are as follows:

Name	Age	Positions
Iryna Kologrim	38	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Ms. Kologrim has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director since March 22, 2016. For the past five years the director was working for ERMA CAKES LTD from October, 2008 to May, 2013 and for GEMIGAR LTD in the area of production from June, 2013 to December, 2015. For the past five years Iryna Kologrim has a work experience in business accounting and in financial accounting. She can provide great assistance and financial services in these areas. Iryna Kologrim has got the needed skills to manage the current business of Clancy Corp. She was in direct connection with clients, where he learned how to build the productive relationship with customers. We believe that these skills will help our sole officer and director run the Company’s business. The responsibilities of our sole officer and director were updating and billing client premium statements, providing customer service for clients and carrier representatives, analyzing enrollments to determine proper eligibility according to the client's eligibility rules, balancing monthly billing statements for existing clients after changes are entered into billing system and make adjustments as necessary to the statements and related responsibilities.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company's Bylaws provide that the Board of Directors will consist of a minimum of one member. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, and she does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist, which in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director's business and personal activities and relationships as they may relate to our management and us.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We have no employees as of the date of this prospectus. Our sole officer and director, Iryna Kologrim, is an independent contractor to the Company and currently devotes approximately from 10 to 20 hours per week to company matters.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is a start-up stage company and has only one director, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Iryna Kologrim(1)	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)             Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director March 22, 2016.

(2)             Appointed Secretary and Director March 22, 2016.

Our sole officer and director has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

STOCK OPTION GRANTS

We had no outstanding equity awards as of January 31, 2017, or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of January 31, 2017:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options ($) Exercisable	Number of Securities Underlying Unexercised Options ($) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options ($)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Iryna Kologrim (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

(1)	Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director March 22, 2016.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of January 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Iryna Kologrim (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)             Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director March 22, 2016.

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using «beneficial ownership» concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Iryna Kologrim (2)	2,000,000	100.0%
	str. Vizantiou 28, Strovolos, Lefkosia, Cyprus, 2006
All directors and executive officers as a group (1 person)		2,000,000	100.0%

(1)         The percentages below are based on 2,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

(2)         Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director March 22, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mrs. Kologrim is considered to be a promoter, and currently is the only promoter, of Clancy Corp., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

On July 25, 2016, we offered and sold 2,000,000 shares of common stock to Iryna Kologrim, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,000.

As of  April 15, 2016, The  director  and  sole  officer  of  Clancy  Corp.  Iryna  Kologrim  confirms  in  verbal agreement  to  grant  a  loan to  Clancy  Corp.  if  company  needs  funds  for  its  operation  and payment of liabilities in the amount of forty thousand (40,000) US dollars. The loan amount has no interest and should be considered unsafe without a maturity date. As of January 31, 2017, Iryna Kologrim has loaned us $11,059. The loan does not have any term, carries no interest and is not secured.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT

LIABILITIES

Our Bylaws do not provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Bharat Parikh & Associates, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The Mintz Fraade Law Firm, P.C. hereby will pass upon the validity of the issuance of the common stock for us, with offices in 271 Madison Avenue, 12th Floor, New York, NY 10022 United States.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL

DISCLOSURE

Bharat Parikh & Associates is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

INDEX TO FINANCIAL STATEMENTS

Our financial statements as of and for the period ended July 31, 2016 are included herewith:

CLANCY CORP.

FINANCIAL STATEMENTS

JULY 31, 2016

CLANCY CORP.

FROM MARCH 22, 2016 (INCEPTION) TO JULY 31, 2016

                                         CA. Bharat Parikh

                                                B.Com., F.C.A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To

The Board of Directors and Shareholders of

Clancy Corp.

State of Nevada,

USA.

We have audited the balance sheet of Clancy Corp. for the period March 22, 2016 (Date of Inception) to July 31, 2016 and the related statements of operations, stockholders' equity and cash flows for the fiscal year then ended. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2016 and the results of its operations and its cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States of America.

For Bharat Parikh & Associates

Chartered Accountants

/s/Bharat Parikh

CA Bharat Parikh

(Senior Partner)

Registered with PCAOB

Date: - 08/31/2016

Head Office: 509-508, Shriram Chambers, R.C.Dutt Rd., Alkapuri, Vadodara-390007, Gujarat India

Branches: Ahmedabad, Mumbai, Delhi

Overseas: Texas, U.S.A.

Email: info@bpaca.com Website: www.bpaca.com

CLANCY CORP.

BALANCE SHEET

AS OF JULY 31, 2016

(AUDITED)

ASSETS	July 31, 2016
Current Assets
Cash and cash equivalents	$1,527
Total Current Assets	$1,527

Total Assets	$1,527

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Loans	728
Total Current Liabilities	$728

Total Liabilities	$728

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000
Additional paid in capital	-
Income (deficit) accumulated during the development stage	(1,201)
Total Stockholder’s Equity	$799

Total Liabilities and Stockholder’s Equity	$1,527

See accompanying notes to financial statements.

CLANCY CORP.

STATEMENT OF OPERATIONS

FROM MARCH 22, 2016 (INCEPTION) TO JULY 31, 2016

(AUDITED)

From March 22, 2016 (inception) to July 31, 2016

REVENUES	$-
Cost of Goods Sold	-
Gross Profit	-

OPERATING EXPENSES
General and Administrative Expenses	1,201
TOTAL OPERATING EXPENSES	(1,201)

NET INCOME (LOSS) FROM OPERATIONS	(1,201)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(1,201)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	38,356

See accompanying notes to financial statements.

CLANCY CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FROM MARCH 22, 2016 (INCEPTION) TO JULY 31, 2016

(AUDITED)

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, March 22, 2016	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share on July 25, 2016	2,000,000	2,000	-	-	2,000

Net income for the period ended July 31, 2016	-	-	-	(1,201)	(1,201)

Balance, July 31, 2016	2,000,000	$2,000	$-	$(1,201)	$799

See accompanying notes to financial statements.

CLANCY CORP.

STATEMENT OF CASH FLOWS

FROM MARCH 22, 2016   (INCEPTION) TO JULY 31, 2016

(AUDITED)

From March 22, 2016 (Inception) to July 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,201)
Adjustments to reconcile net loss to net cash (used in) operating activities:
CASH FLOWS USED IN OPERATING ACTIVITIES	(1,201)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	2,000
Loans	728
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	2,728

NET INCREASE IN CASH	1,527

Cash, beginning of period	-

Cash, end of period	$1,527

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

CLANCY CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

JULY 31, 2016

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Clancy Corp. (“the Company”, “we”, “us” or “our”) was incorporated on March 22, 2016 under the laws of the State of Nevada, USA for the purpose of production handcrafted soap. The Company has specific business plan and is planning to order all raw materials from China to start its operation in the nearest future. The soap itself will be 100% organic and environment friendly. The Company also has a database of different kind ingredients for soap production, which gives the company an opportunity to expand variety offered products.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from March 22, 2016 (Inception) to July 31, 2016.  The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The functional and reporting currency is USD.  The Company’s yearend is July 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,527 of cash as of July 31, 2016.

Prepaid Expenses

Prepaid Expenses are recorded at fair market value. The Company had no prepaid expenses as of July 31, 2016.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. The Company establishes capitalization of its assets based on dollar amount that are more than $1,000 in value. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had no inventory as of July 31, 2016.

Fair Value of Financial Instruments

ASC topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

CLANCY CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

JULY 31, 2016

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from March 22, 2016 (inception) to July 31, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from March 22, 2016 (inception) to July 31, 2016 were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

As of July 31, 2016, we know of no material, existing or pending legal proceedings against our neither company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers, or affiliates, or many registered or beneficial shareholders, is an adverse patty or has a material interest adverse to our interest.

CLANCY CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

JULY 31, 2016

NOTE 5 – LOAN FROM DIRECTOR

During the period from March 22, 2016 (Inception) to July 31, 2016, our sole director has loaned to the Company $728. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $728 as of July 31, 2016.

NOTE 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On July 25, 2016, the Company issued 2,000,000 shares of common stock to a director for cash proceeds of $2,000 at $0.001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of July 31, 2016.

NOTE 8 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position at July 31, 2016 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at July 31, 2016. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities.

The valuation allowance at July 31, 2016 was approximately $ 408. The net change in valuation allowance during the year ended July 31, 2016 was $ 408. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of July 31, 2016.  All tax years since inception remains open for examination by taxing authorities.

The Company has a net operating loss carryforward for tax purposes totaling approximately $1,201 at July 31, 2016, expiring through 2035. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

From March 22, 2016 (Inception) to July31, 2016
Non-current deferred tax assets:
Net operating loss carryforward	$(1,201)
Stock based compensation	$-
Inventory obsolescence	$-
Accrued officer compensation	$-

Total deferred tax assets	$(1,201)
Valuation allowance	$1,201
Net deferred tax assets	$-

CLANCY CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

JULY 31, 2016

NOTE 8 – INCOME TAXES (CONTUNUED)

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended July 31, 2016 as follows:

From March 22, 2016 (Inception) to July 31, 2016
Computed "expected" tax expense (benefit)	$(408)
Penalties and fines and meals and entertainment	$-
Accrued officer compensation	$-
Change in valuation allowance	$408
Actual tax expense (benefit)	$-

NOTE 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to July 31, 2016 to the date these financial statements were issued and have determined that it does not have any material subsequent events to disclose in these financial statements.

CLANCY CORP.

FINANCIAL STATEMENTS

OCTOBER 31, 2016

CLANCY CORP.

OCTOBER 31, 2016

Balance Sheet as of October 31, 2016 (Unaudited) and July 31, 2016 (Audited)	F-1
Statement of Operations for the three months ended October 31, 2016 (Unaudited)	F-2
Statement of Cash Flows for the three months ended October 31, 2016 (Unaudited)	F-3
Notes to the Audited Financial Statements	F-4 - F-7

CLANCY CORP.

BALANCE SHEET

AS OF OCTOBER 31, 2016

(UNAUDITED)

ASSETS	October 31, 2016	July 31, 2016 (Audited)
Current Assets
Cash and cash equivalents	$3,019	1,527
Prepaid expenses	693	-
Inventory	916	-
Total Current Assets	$4,628	1,527
Fixed Assets	1,054	-
Equipment, net
Total Fixed Assets	$1,054	-

Total Assets	$5,682	1,527

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Loans	11,059	728
Total Current Liabilities	$11,059	728

Total Liabilities	$11,059	728

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000	2,000
Additional paid in capital	-	-
Income (deficit) accumulated during the development stage	(7,377)	(1,201)
Total Stockholder’s Equity	$(5,377)	799

Total Liabilities and Stockholder’s Equity	$5,682	1,527

See accompanying notes to financial statements.

F-1

CLANCY CORP.

STATEMENT OF OPERATIONS

THREE MONTHS ENDED OCTOBER 31, 2016

(UNAUDITED)

Three months ended October 31, 2016

REVENUES	$-
Cost of Goods Sold	-
Gross Profit	-

OPERATING EXPENSES
General and Administrative Expenses	6,176
TOTAL OPERATING EXPENSES	(6,176)

NET INCOME (LOSS) FROM OPERATIONS	(6,176)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(6,176)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000

See accompanying notes to financial statements.

F-2

CLANCY CORP.

STATEMENT OF CASH FLOWS

THREE MONTHS ENDED OCTOBER 31, 2016

(UNAUDITED)

Three months ended October 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(6,176)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Increase in Prepaid expenses	(693)
Increase in Inventory	(916)
Depreciation	30
CASH FLOWS USED IN OPERATING ACTIVITIES	(7,755)

CASH FLOWS FROM INVESTING ACTIVITIES
Equipment	(1,084)
CASH FLOWS USED INVESTING ACTIVITIES	(1,084)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans	10,331
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	10,331

NET INCREASE IN CASH	1,492

Cash, beginning of period	1,527

Cash, end of period	$3,019

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

F-3

CLANCY CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

OCTOBER 31, 2016

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Clancy Corp. (“the Company”, “we”, “us” or “our”) was incorporated on March 22, 2016 under the laws of the State of Nevada, USA for the purpose of production handcrafted soap. The soap itself will be 100% organic and environment friendly. The Company also has a database of different kind ingredients for soap production, which gives the company an opportunity to expand variety offered products.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of October 31, 2016.  The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is July 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $3,019 of cash as of October 31, 2016.

Prepaid Expenses

Prepaid Expenses are recorded at fair market value. The Company had $693 in prepaid rent as of October 31, 2016.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. The Company establishes capitalization policy of its assets based on dollar amount that are more than $1,000 in value or if its estimated useful life exceeds one year. We estimate that the useful life of our equipment is 3 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had no inventory as of October 31, 2016.

Fair Value of Financial Instruments

ASC topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

F-4

CLANCY CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

OCTOBER 31, 2016

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of October 31, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of October 31, 2016 were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

As of October 31, 2016, we know of no material, existing or pending legal proceedings against our neither company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers, or affiliates, or many registered or beneficial shareholders, is an adverse patty or has a material interest adverse to our interest.

F-5

CLANCY CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

OCTOBER 31, 2016

NOTE 5 – LOAN FROM DIRECTOR

As of October 31, 2016, our sole director has loaned to the Company $11,059. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $11,059 as of October 31, 2016.

NOTE 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On July 25, 2016, the Company issued 2,000,000 shares of common stock to a director for cash proceeds of $2,000 at $0.001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of October 31, 2016.

NOTE 7 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position at October 31, 2016 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at October 31, 2016. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities.

The valuation allowance at October 31, 2016 was approximately $2,508. The net change in valuation allowance during the three months ended October 31, 2016 was $2,100. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of October 31, 2016.  All tax years since inception remains open for examination by taxing authorities.

The Company has a net operating loss carryforward for tax purposes totaling approximately $7,377 at October 31, 2016, expiring through 2035. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

	As of October 31, 2016	As of July31, 2016
Non-current deferred tax assets:
Net operating loss carryforward	$(7,377)	(1,201)
Stock based compensation	$-	-
Inventory obsolescence	$-	-
Accrued officer compensation	$-	-

Total deferred tax assets	$(7,377)	(1,201)
Valuation allowance	$7,377	1,201
Net deferred tax assets	$-	-

F-6

CLANCY CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

OCTOBER 31, 2016

NOTE 7 – INCOME TAXES (CONTUNUED)

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the three months ended October 31, 2016 as follows:

	Three months ended October 31, 2016	As of July 31, 2016
Computed "expected" tax expense (benefit)	$(2,508)	(408)
Penalties and fines and meals and entertainment	$-	-
Accrued officer compensation	$-	-
Change in valuation allowance	$2,508	408
Actual tax expense (benefit)	$-	-

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to October 31, 2016 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-7

CLANCY CORP.

FINANCIAL STATEMENTS

JANUARY 31, 2017

CLANCY CORP.

JANUARY 31, 2017

Balance Sheets as of January 31, 2017 (Unaudited) and July 31, 2016 (Audited)	F-1
Statements of Operations for the three and six months ended January 31, 2017 (Unaudited)	F-2
Statement of Cash Flows for the six months ended January 31, 2017 (Unaudited)	F-3
Notes to the Audited Financial Statements	F-4 - F-7

CLANCY CORP.

BALANCE SHEET

AS OF JANUARY 31, 2017

(UNAUDITED)

ASSETS	January 31, 2017	July 31, 2016 (Audited)
Current Assets
Cash and cash equivalents	$2,775	1,527
Prepaid expenses	393	-
Inventory	812	-
Total Current Assets	$3,980	1,527
Fixed Assets	964	-
Equipment, net
Total Fixed Assets	$964	-

Total Assets	$4,944	1,527

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Loans	11,059	728
Total Current Liabilities	$11,059	728

Total Liabilities	$11,059	728

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000	2,000
Additional paid in capital	-	-
Income (deficit) accumulated during the development stage	(8,115)	(1,201)
Total Stockholder’s Equity	$(6,115)	799

Total Liabilities and Stockholder’s Equity	$4,944	1,527

See accompanying notes to financial statements.

F-1

CLANCY CORP.

STATEMENT OF OPERATIONS

SIX MONTHS ENDED JANUARY 31, 2017

(UNAUDITED)

	Three months ended January 31, 2017	Six months ended January 31, 2017

REVENUES	$2,500	2,500
Cost of Goods Sold	104	104
Gross Profit	2,396	2,396

OPERATING EXPENSES
General and Administrative Expenses	3,134	9,310
TOTAL OPERATING EXPENSES	(3,134)	(9,310)

NET INCOME (LOSS) FROM OPERATIONS	(738)	(6,914)

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$(738)	(6,914)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000	2,000,000

See accompanying notes to financial statements.

F-2

CLANCY CORP.

STATEMENT OF CASH FLOWS

SIX MONTHS ENDED JANUARY 31, 2017

(UNAUDITED)

Six months ended January 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(6,914)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Increase in Prepaid expenses	(393)
Increase in Inventory	(812)
Depreciation	120
CASH FLOWS USED IN OPERATING ACTIVITIES	(7,999)

CASH FLOWS FROM INVESTING ACTIVITIES
Equipment	(1,084)
CASH FLOWS USED INVESTING ACTIVITIES	(1,084)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans	10,331
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	10,331

NET INCREASE IN CASH	1,248

Cash, beginning of period	1,527

Cash, end of period	$2,775

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

F-3

CLANCY CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

JANUARY 31, 2017

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Clancy Corp. (“the Company”, “we”, “us” or “our”) was incorporated on March 22, 2016 under the laws of the State of Nevada, USA for the purpose of production handcrafted soap. The soap itself will be 100% organic and environment friendly. The Company also has a database of different kind ingredients for soap production, which gives the company an opportunity to expand variety offered products.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had limited revenues as of January 31, 2017.  The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is July 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $2,775 of cash as of January 31, 2017.

Prepaid Expenses

Prepaid Expenses are recorded at fair market value. The Company had $393 in prepaid rent as of January 31, 2017.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. The Company establishes capitalization policy of its assets based on dollar amount that are more than $1,000 in value or if its estimated useful life exceeds one year. We estimate that the useful life of our equipment is 3 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had no inventory as of January 31, 2017.

Fair Value of Financial Instruments

ASC topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

F-4

CLANCY CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

JANUARY 31, 2017

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of January 31, 2017 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of January 31, 2017 were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

As of January 31, 2017, we know of no material, existing or pending legal proceedings against our neither company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers, or affiliates, or many registered or beneficial shareholders, is an adverse patty or has a material interest adverse to our interest.

NOTE 5 – LOAN FROM DIRECTOR

As of January 31, 2017, our sole director has loaned to the Company $11,059. This loan is unsecured, non-interest bearing and due on demand. The balance due to the director was $11,059 as of January 31, 2017.

F-5

CLANCY CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

JANUARY 31, 2017

NOTE 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On July 25, 2016, the Company issued 2,000,000 shares of common stock to a director for cash proceeds of $2,000 at $0.001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of January 31, 2017.

NOTE 7 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position at January 31, 2017 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at January 31, 2017. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities.

The valuation allowance at January 31, 2017 was approximately $2,759. The net change in valuation allowance during the six months ended January 31, 2017 was $2,351. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of January 31, 2017.  All tax years since inception remains open for examination by taxing authorities.

The Company has a net operating loss carryforward for tax purposes totaling approximately $8,115 at January 31, 2017, expiring through 2035. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

	As of January 31, 2017	As of July31, 2016
Non-current deferred tax assets:
Net operating loss carryforward	$(8,115)	(1,201)
Stock based compensation	$-	-
Inventory obsolescence	$-	-
Accrued officer compensation	$-	-

Total deferred tax assets	$(8,115)	(1,201)
Valuation allowance	$8,115	1,201
Net deferred tax assets	$-	-

F-6

CLANCY CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

JANUARY 31, 2017

NOTE 7 – INCOME TAXES (CONTUNUED)

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the six months ended January 31, 2017 as follows:

	Six months ended January 31, 2017	As of July 31, 2016
Computed "expected" tax expense (benefit)	$(2,351)	(408)
Penalties and fines and meals and entertainment	$-	-
Accrued officer compensation	$-	-
Change in valuation allowance	$2,351	408
Actual tax expense (benefit)	$-	-

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2017 to the date these financial statements were issued; subsequent events were evaluated through February 16, 2017, and have determined that it does not have any material subsequent events to disclose in these financial statements.

F-7

PROSPECTUS

CLANCY CORP.

2,000,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2016 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS MARCH 6, 2017

                                                                                                                           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                                                                                                                           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Item	Amount (US$)
SEC Registration Fee	$8.06
Transfer Agent Fees	$1,000
Legal Fees	$2,500
Accounting Fees	$5,000
EDGAR	$500
TOTAL	$9,0008.06

                                                                                                                              INDEMNIFICATION OF DIRECTORS AND OFFICERS

While the Company's Bylaws and Articles of Incorporation do not include provisions with respect to indemnification for officers and directors, it is the Company’s intention that it shall, to the full extent permitted by the Nevada Revised Statute (“NRS”), indemnify all of directors and officers.

NRS 78.138 provides, that, unless a corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable for damages to the corporation or its stockholders or creditors as a result of any act or omission in his or her capacity as an officer or director unless it is proven that (a) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (b) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

NRS 78.7502 provides that a corporation may indemnify officers and directors, as well as, other employees and individuals against expenses including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding, if said person (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner the officer or director reasonably believed was not against the best interest of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

NRS 78.7502 precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses. However, NRS 78.7502 does require a corporation to indemnify its officers and directors who are successful on the merits or otherwise in defense of any claim, issue or matter resulting from their service as a director or officer.

                                                                                                                               RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On July 25, 2016, we offered and sold 2,000,0000 shares of common stock to Iryna Kologrim, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,000, the foregoing offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1*	Articles of Incorporation of Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of The Mintz Fraade Law Firm, P.C., regarding the legality of the securities being registered
10.1*	Rent agreement
10.2*	Verbal Agreement
10.3*	Purchase Agreement
10.4*	Goods Sales Contract
23.1	Consent of Bharat Parikh & Associates
23.2*	Consent of The Mintz Fraade Law Firm, P.C. (Contained in exhibit 5.1)
99.1*	Subscription Agreement

* - was previously filed

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)    Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424 (b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the «Calculation of Registration Fee» table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the «Act») may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Strovolos, Lefkosia Cyprus, on the 6th day of March, 2017.

CLANCY CORP.
(Registrant)
By: /s/ Iryna Kologrim
Name: Iryna Kologrim
Title: President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (Principal executive officer and principal financial officer and principal accounting officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date
/s/ Iryna Kologrim	President, Treasurer and Director	March 6, 2017
Iryna Kologrim	(Principal executive officer and principal
financial officer and principal accounting
officer)